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                                                        EXHIBIT 10.38(k)

                          ELEVENTH AMENDMENT AGREEMENT
                          ----------------------------


     AGREEMENT, dated October 31, 1996, to be effective as of September 30, 1996, among BUTLER SERVICE GROUP, INC., a New Jersey corporation, BUTLER INTERNATIONAL, INC., a Maryland corporation, BUTLER SERVICE GROUP CANADA, LTD., a Canadian corporation, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation.

                                   BACKGROUND
                                   ----------

      A. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated as of May 31, 1994, between Butler Service Group, Inc. and General Electric Capital Corporation (as amended, modified or supplemented from time to time, the "Credit Agreement").
                                                 ----------------

      B. The Borrower has requested that the Lender modify certain of the terms and conditions of the Loan Documents.

      C. The Lender has agreed to the Borrower's requests subject to the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

     In consideration of the Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

          1.         Modifications. All the terms and provisions of the Credit
                     -------------
Agreement and the other Loan Documents shall remain in full force and effect except as follows:

                     (a) Section 3.01(b) of the Credit Agreement is deleted and the following is substituted therefor:

                          (b) Interest Rate  The Borrower shall be obligated
                              -------------
          to pay interest to the Lender on the outstanding balance of the Revolving Loan at an annual floating rate equal to (i) three hundred basis points (3.00%) above the Index Rate commencing on the Closing Date and continuing through October 31, 1996, (ii) two hundred fifty basis points (2.50%) above the Index Rate commencing on the later to occur of (x) November 1, 1996, and (y) the date on which all parties to the Eleventh Amendment Agreement dated October 31, 1996 between the Borrower and the Lender have signed such Agreement, and ending on the last day of the month of the first Determination Date subsequent to December 31, 1996, and (iii)
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          commencing on the first day of the first month after the first
          Determination Date subsequent to December 31, 1996, the Index Rate plus the Applicable Margin.

               (b) The third sentence of Section 3.03 of the Credit Agreement is deleted and the following is substituted therefor:

               For purposes of computing interest, all payments (including cash sweeps) consisting of cash, wire or electronic transfers in immediately available funds, shall be deemed received by the Lender one Business Day after deposit in the Collection Account and notice to the Lender of such deposit.

               (c) Section 3.08 of the Credit Agreement is deleted and the following is substituted therefor:

                    3.08 Eligible Accounts and Eligible Inventory.
                         ----------------------------------------

          (a) Based on the most recent Roll Forward Borrowing Base Certificate or Borrowing Base Certificate delivered by the Borrower to the Lender and on other information available to the Lender, the Lender shall determine in its reasonable discretion which Accounts shall be deemed to be "Eligible Accounts" for purposes of determining the amounts, if any, to be advanced to the Borrower. In determining whether a particular account constitutes an Eligible Account, the Lender does not intend to include any such Account which does not meet the criteria set forth under the definition of Eligible Accounts on Schedule "1.01"
                                                                ---------------
hereof.

          (b) Based on the most recent Roll Forward Borrowing Base Certificate or Borrowing Base Certificate delivered by the Borrower to the Lender and other information available to the Lender, the Lender shall determine in its reasonable discretion which Inventory shall be deemed to be "Eligible Inventory" for purposes of determining the amount, if any, to be advanced to the Borrower. In determining whether any particular Inventory constitutes Eligible Inventory, the Lender does not intend to include Inventory which does not meet the criteria set forth under the definition of Eligible Inventory on Schedule "1.01" hereof.
                                                        ---------------

               (d) The following is added after the definition of "Agreement" contained in Schedule "1.01" of the Credit Agreement:
             ---------------

                    "Applicable Margin"  means the rate per annum set forth
                     ----------------
          under the relevant column heading below corresponding to the Borrower's attainment of the following:


                              Fixed Charge       Interest     Applicable
    Tangible Net Worth       Coverage Ratio   Coverage Ratio    Margin
    ------------------       --------------   --------------  ----------

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(i) Greater than or equal    Greater than     Greater than        2.40%
 to $11,500,000              or equal to      or equal to
                             1.3 to 1.0       1.5 to 1.0
(ii) Greater than or equal   Greater than     Greater than        2.30%
 to $13,500,000              or equal to      or equal to
                             1.3 to 1.0       1.5 to 1.0
(iii) Greater than or        Greater than     Greater than        2.15%
 equal to $15,000,000        or equal to      or equal to
                             1.3 to 1.0       1.5 to 1.0
 (iv) Greater than or        Greater than     Greater than        2.00%
  equal to $17,000,000       or equal to      or equal to
                             1.3 to 1.0       1.5 to 1.0

Notwithstanding the foregoing, if, as at a Determination Date, the Fixed Charge Coverage Ratio is less than 1.3 to 1.0 or the Interest Coverage Ratio is less than 1.5 to 1.0, the Applicable Margin shall be 2.50%. For purposes of the foregoing, any change in the Applicable Margin based on the Borrower's attainment of all of the financial tests listed across from (i), (ii), (iii) or
(iv) above shall be effective for all purposes on and after the first day of the first month after the Determination Date and such Applicable Margin may change based on the results of the Borrower as at each succeeding Determination Date. (For purposes of illustration only, if, as at a Determination Date, the Borrower attained Tangible Net Worth of $13,750,000, a Fixed Charge Coverage Ratio of
1.35 to 1.0 and an Interest Coverage Ratio of 1.75 to 1.0, the Applicable Margin would be 2.30%).

          (e)        The definition of "Borrowing Base", contained in Schedule
                                                                      --------
"1.01" of the Credit Agreement, is deleted and the following is substituted
------
therefor:

                    "Borrowing Base"  means on any date of determination
                     ---------------
          thereof, an amount equal to the sum of (A) eighty-five percent (85%) of Eligible Accounts, (B) seventy-five percent (75%) of Eligible Pending Accounts Receivable and Fixed Contract Accounts Receivable (up to the maximum amount of $10,000,000 in the aggregate), and (C) forty percent (40%) of Eligible Inventory (valued on a first in, first out basis) (up to the maximum amount of $2,000,000 in the aggregate).

               (f) The definition of "Collateral Monitoring Fee", contained in Schedule "1.01" of the Credit Agreement, is deleted and the following is
---------------
substituted therefor:

                    "Collateral Monitoring Fee"  means the amount of $24,000 per
                     --------------------------
          year payable on the Closing Date and on each anniversary thereof, which shall be deemed earned in full on the date when the same is due and payable and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

               (g) The definition of "Commitment Termination Date" contained in Schedule "1.01" of the Credit Agreement, is deleted and the
             ---------------
          following is substituted therefor:

                    "Commitment Termination Date"  means the earlier to occur of
                     ----------------------------
          (i) July 1, 1998 and (ii) the date on which the Lender's obligation to

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          make, and the Borrower's right to receive, Advances under this
          Agreement shall terminate under Section 7.01 hereof.

               (h) The following is added after the definition of "Default Rate" contained in Schedule "1.01" of the Credit Agreement:
                             ---------------

                    "Determination Date"  means the date of delivery by the
                     ------------------
          Borrower to the Lender a copy of the report of the Borrower on Form 10-Q or 10-K, as the case may be, as required under Paragraph A(iv) of Schedule "6.01(b)" of the Credit Agreement.

               (i) The following is added after the definition of "Eligible Accounts" contained in Schedule "1.01" of the Credit Agreement:
                                 ---------------

                    "Eligible Inventory"  means the finished goods Inventory of
                     ------------------
          the Borrower, as recorded at the lower of standard cost or market in the accounting records of the Borrower, located at the Premises which
          (i) for each of the Premises, has a value in excess of the aggregate of $50,000, (ii) for each of the Premises described in the preceding clause (i), the Lender shall have received a Lessor's Agreement, duly executed and notarized by the parties thereto, in form and content acceptable to the Lender, (iii) is in conformity in all respect with the representations and warranties contained in the Security Agreement, (iii) is in first class conditions and salable throughout normal trade channels, (iv) is owned by the Borrower and subject to no lien, security interest, charge or other encumbrance whatsoever, except those in favor of the allocable to a contract with a Governmental Authority, (v) is not produced or processed in violation of or otherwise subject to the Fair Labor Standards Act or any similar federal or state law, (vi) is not subject to an adjustment, positive or negative, attributable to material price differences that result when standard costs and actual costs differ, (vii) is not subject to consignment or in possession under a similar arrangement, (viii) is located on premises owned or operated by the Borrower, (ix) is not covered by a negotiable document of title unless such document and evidence of acceptable insurance covering such inventory has been delivered to the Lender, (x) does not consist of display items, packing and shipping materials or goods which have been returned by the buyer, (xi) is of a type held for sale in the ordinary course of the borrower's business, (xii) is not of a class or condition which the Lender, in its sole and absolute discretion, has deemed ineligible for advance and has notified the Borrower for such ineligibility, and
          (xiii) is not manufactured for a specific customer (i.e., private label or otherwise).

               2. Conditions Precedent. The Lender's obligations under this
                  --------------------
          Agreement are contingent upon the Lender's receipt of the following, all in form, scope and content acceptable to the Lender in its sole discretion:

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                  (a)   Amendment Agreement.  This Agreement duly executed by
                        -------------------
the parties hereto; and

                  (b)   Other.  Such other agreements and instruments as the
                        -----
Lender shall require.

              3. Reaffirmation By Borrower.  The Borrower acknowledges and
                 -------------------------
agrees, and reaffirms, that it is legally, validly and enforceably indebted to the Lender under the Revolving Note without defense, counterclaim or offset, and that it is legally, validly and enforceably liable to the Lender for all costs and expenses of collection and attorneys' fees related to or in any way arising out of this Agreement, the Credit Agreement, the Revolving Note and the other Loan Documents. The Borrower hereby restates and agrees to be bound by all covenants contained in the Credit Agreement and the other Loan Documents and hereby reaffirms that all of the representations and warranties contained in the Credit Agreement remain true and correct in all material respects except as disclosed in connection with the execution and delivery of the First Amendment Agreement dated December 14, 1994 (the "First Amendment Agreement"). The Borrower represents that except as set forth in the Credit Agreement and the First Amendment Agreement, there are not pending or to the Borrower's knowledge threatened, legal proceedings to which the Borrower or either of the Guarantors is a party, or which materially or adversely affect the transactions contemplated by this Agreement or the ability of the Borrower or either of the Guarantors to conduct its business. The Borrower acknowledges and represents that the resolutions of the Borrower dated May 25, 1994, remain in full force and effect and have not been amended, modified, rescinded or otherwise abrogated.

          4.   Reaffirmation by Guarantors.  Each of the Guarantors acknowledges
               ---------------------------
that each is legally and validly indebted to the Lender under the Guaranty of each without defense, counterclaim or offset. Each of the Guarantors affirms that the Guaranty of each remains in full force and effect and acknowledges that the Guaranty of each encompasses, without limitation, the amount of the Maximum Revolving Loan, as modified herein.

          5.   Other Representations By Borrower and Guarantors.  The Borrower
               ------------------------------------------------
and the Guarantors each represents and confirms that (a) no Default or Event of Default has occurred and is continuing and the Lender has not given its consent to or waived any Default or Event of Default and (b) the Credit Agreement and the other Loan Documents are in full force and effect and enforceable against the Borrower and Guarantors in accordance with the terms thereof. The Borrower and the Guarantors each represent and confirm that as of the date hereof, each has no claim or defense (and the Borrower and the Guarantors each hereby waive every claim and defense) against the Lender arising out of or relating to the Credit Agreement and the other Loan Documents or the making, administration or enforcement of the Revolving Loan and the remedies provided for under the Loan Documents.

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          6.   No Waiver By Lender.  The Borrower and the Guarantors each
               -------------------
acknowledges that (a) by the execution by each of this Agreement, the Lender is not waiving any Default, whether now existing or hereafter occurring, disclosed or undisclosed, by the Borrower under the Loan Documents and (b) the Lender reserves all rights and remedies available to it under the Loan Documents and otherwise.

     The parties have executed this Agreement as of the date first written above.


                                  BUTLER SERVICE GROUP, INC.

                                  By  /s/ Michael C. Hellriegel
                                      -------------------------
                                      Michael C. Hellriegel
                                      Title:  Chief Financial Officer


                                  BUTLER INTERNATIONAL, INC.


                                  By  /s/ Michael C. Hellriegel
                                      -------------------------
                                      Michael C. Hellriegel
                                      Title:  Chief Financial Officer


                                  BUTLER SERVICE GROUP CANADA, LTD.


                                  By  /s/ Michael C. Hellriegel
                                      -------------------------
                                      Michael C. Hellriegel
                                      Title:  Chief Financial Officer


                                  GENERAL ELECTRIC CAPITAL CORPORATION


                                  By  /s/ Martin S. Greenberg
                                      -----------------------
                                      Martin S. Greenberg
                                      Title: Duly Authorized Signatory

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